Exhibit 99.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), Dr. Adya S. Tripathi, Chief Executive Officer of Tripath Technology Inc. (the “Company”), and David P. Eichler, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

(1) The Company’s quarterly report on Form 10-Q for the period ended March 31, 2003, to which this Certification is attached as Exhibit 99.1 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 16th day of May, 2003.

/s/ Adya S. Tripathi	/s/ David P. Eichler

Adya S. Tripathi, Ph. D. President and Chief Executive Officer	David P. Eichler Vice President, Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Tripath Technology Inc. and will be retained by Tripath Technology Inc. and furnished to the Securities and Exchange Commission or its staff upon request. A Section 906 certification submitted in this manner will be treated as "accompanying" the periodic report to which it relates rather than "filed" as part of the report.

This certification "accompanies" the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Tripath Technology Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date on the Form 10-Q), irrespective of any general incorporation language contained in such filing.